UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2022

Commission File Number: 001-39896

PLAYTIKA HOLDING CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	81-3634591
(State of other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

c/o Playtika Ltd.
HaChoshlim St 8
Herzliya Pituach, Israel
972-73-316-3251
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PLTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2021 Bonuses

On February 7, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of Playtika Holding Corp. (the “Company”) approved the following 2021 bonuses to our named executive officers: Mr. Antokol, $6,000,000, Mr. Abrahams, $319,000; Mr. Kinberg, $750,000; Mr. Aizenberg, $750,000 and Mr. Cohen, $385,000. Messrs. Aizenberg and Kinberg will be paid in NIS, and for the purposes of the foregoing disclosure, an exchange rate of NIS 3.20 : USD $1.00 has been used.

Performance Stock Unit Awards

On February 7, 2022, the Committee also approved the grant of performance stock units (“PSUs”) to each of our named executive officers pursuant to the Company’s 2020 Incentive Award Plan, as amended (“2020 Plan”). The PSUs are eligible to vest based on the Company’s annual revenue growth rate over four annual performance periods consisting of calendar years 2022, 2023, 2024 and 2025.

The following table shows the number of PSUs awarded to each named executive officer:

Name	PSUs (#)
Robert Antokol	810,811
Craig Abrahams	378,378
Ofer Kinberg	297,297
Shlomi Aizenberg	297,297
Michael Cohen	202,703

For each annual performance period, up to 25% of the PSUs will be eligible to vest based on the Company’s annual revenue growth rate during the applicable performance period relative to threshold, target and maximum achievement levels. The following table shows achievement levels for different Company annual revenue growth rates for each annual performance period:

Company’s annual revenue growth rate	Achievement percentage
Less than 6%	0%
6%	50%
7.5%	75%
9% or more	100%

If the Company’s annual revenue growth rate for a performance period is between two achievement levels, the achievement percentage will be determined by linear interpolation between the applicable achievement levels. Notwithstanding the foregoing, for Messrs. Antokol, Kinberg and Aizenberg, in no event shall less than 25 PSUs vest during each performance period.

If a named executive officer’s employment is terminated by the Company other than for “cause” or by the executive for “good reason” (each, as defined in the 2020 Plan), in each case, prior to a change in control, then the named executive officer will remain eligible to vest in the number of PSUs that would vest during the performance period in which the termination date occurred based on actual performance, prorated to reflect the number of days the executive was employed during such performance period, provided that if such qualifying termination occurs within three months prior to a “change in control” (as defined in the 2020 Plan), all outstanding PSUs at the time of termination will be treated as provided below upon the occurrence of a change in control.

Upon the occurrence of a change in control, all 100% of the outstanding PSUs as of the date of the change in control will be eligible to vest based on the passage of time in substantially equal installments on each December 31 occurring following the change in control through and including December 31, 2025, subject to the executive’s continued service through the applicable vesting date. In the event a named executive officer experiences a qualifying termination after a change in control, but on or prior to December 31, 2025, any outstanding and unvested PSUs will accelerate and vest in full on the date of termination.

The foregoing description of the awards of the PSUs is a summary only and does not describe all terms and conditions applicable to these awards. The description is subject to and qualified in its entirety by the terms of the forms of Performance Stock Unit Agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Form of Performance Stock Unit Agreement under 2020 Incentive Award Plan
10.2	Form of Performance Stock Unit Agreement for Israeli Participants under 2020 Incentive Award Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PLAYTIKA HOLDING CORP.
Registrant

Date: February 10, 2022	By:	/s/ Craig Abrahams
Craig Abrahams
President and Chief Financial Officer